Earnings Call – Q1 2022 May 5, 2022 Exhibit 99.2

2©2022 ViewRay Technologies, Inc. All rights reserved. Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this presentation that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, ViewRay's financial guidance for the full year 2022, anticipated future orders, anticipated future operating and financial performance, treatment results, therapy adoption, innovation, and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize the MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, our operations and global supply chains, disruptions in the supply or changes in costs of raw materials, labor, product components or transportation services as a result of inflation, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward- looking statements are made as of the date of this presentation, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Individual customer and patient results are illustrative only and are not predictive of future results. The opinions and clinical experiences presented herein are specific to the featured physicians and the featured patients and are for information purposes only. Nothing in this material is intended to provide specific medical advice or to take the place of written law or regulations. ViewRay issued a press release and presentation for today’s call. The presentation can be viewed live on the webcast or downloaded from the “financial events and webinars” portion of our website at www.investors.viewray.com. The call is being broadcast and webcast live, and a replay will be available for 14 days. Listeners are cautioned that comments made by management during this presentation may include forward-looking statements within the meaning of federal securities laws. These statements involve material risks and uncertainties, and actual results could differ from those projected in any forward-looking statement due to numerous factors. For a description of these risks and uncertainties, please see ViewRay's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and its Quarterly Reports on Form 10-Q, as updated periodically with the company's other SEC filings. Furthermore, the content of this conference call contains time-sensitive information accurate only as of today, May 5, 2022. ViewRay undertakes no obligation to revise or otherwise update any statements to reflect events or circumstances after the date of this presentation. Medical advice disclaimer: ViewRay is a medical device manufacturer and cannot and does not recommend specific treatment approaches. Individual results may vary. Forward-looking statements and disclaimer

3©2022 ViewRay Technologies, Inc. All rights reserved. What we achieved – financial results Q1 2022 Q1 2022 Q1 2021 Change MRIdian orders 7 7 - MRIdian backlog $330.9M $264.3M 25% Revenue $18.9M $15.5M 22% Cash use $35.2M $28.1M +7m (1) Excluding net proceeds from equity offering. (1)

4©2022 ViewRay Technologies, Inc. All rights reserved. Thousands of patients with clinically reported outcomes. MRIdian therapy adoption accelerating 2021 Future (~3 years) 18k 48 2x (again) 4x (again) Driving rapid growth and therapy adoption 4k 24 Then (3 years ago) Systems installed(1) Patients Treated(2) 1. Internal and historical company data 2.12/31/2021 MRIdian log data

Clear line of sight to >100 MRIdian installations

Further enhanced by growing commercial pipeline

50	+	10	+	~60	=	~120
Installed systems		Install stage		Systems backlog		MRIdian Programs

+

Accelerating robust commercial pipeline

©2022 ViewRay Technologies, Inc. All rights reserved.

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Strategic clarity. Execution excellence.


Clinical
Innovation
Commercial

Clinical

- MIRAGE
- SCIMITAR
- SMART Pancreas data having an impact

Innovation

- MRIdian A3i
- Improved throughput
- Brain treatment package
- Enhanced ease of use

Commercial

- Accelerating breadth and depth of pipeline

©2022 ViewRay Technologies, Inc. All rights reserved.

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7©2022 ViewRay Technologies, Inc. All rights reserved. Patient awareness initiatives gaining traction

Strategy accelerating results

ViewRay strategy → MRIdian value → Customer results

Multi-dimensional strategy

ViewRay strategy	MRIdian value	Customer results
Clinical evidence	Clinical	Customers are buying multiple MRIdians
Innovation advancements	Strategic	Competitive market pressure for MRIdian therapy
Commercial pipeline	Economic	Expanded therapy adoption
Patient awareness		

©2022 ViewRay Technologies, Inc. All rights reserved.

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9©2022 ViewRay Technologies, Inc. All rights reserved. Successful MRIdian programs driving adoption Similar markets • California • Northeast • France • Italy • UK … growing list of MSA’s/countries Florida Denver, CO Atlanta, GA S. America Future programActive program

Sustainable, high-quality, long-term rev. growth

VIEWRAY

7

Q1 22 MRIdian System orders

×

Estimated revenue per system
System revenue
~$6M
Estimated recurring rev.
~$6M

=

~$80M*

Future contractual revenue

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Aggregate
Order value*	~$80M	~$80M	~$80M	~$80M	~$80M	~$400M

*Please note, orders may be revised or cancelled according to their terms or upon mutual agreement between the parties. Therefore, it is difficult to predict with certainty the amount of backlog that will ultimately result in revenue.

©2022 ViewRay Technologies, Inc. All rights reserved.

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Delivering P&L leverage '22 and beyond

VIEWRAY

In 2022…

On track to deliver ~40% revenue growth

Placements will drive 750 - 1,000 bps of gross margin improvement

Meaningful operating expense leverage

Well capitalized: sufficient cash on hand to drive to cash flow breakeven

©2022 ViewRay Technologies, Inc. All rights reserved.

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Financial Results Q1 2022

13©2022 ViewRay Technologies, Inc. All rights reserved. What we achieved – financial results Q1 2022 (1) Excluding net proceeds from equity offering. (2) Inclusive of increase in restricted cash related to a customer deposit. Q1 2022 Q1 2021 Change MRIdian orders 7 7 - MRIdian backlog $330.9M $264.3M 25% Revenue $18.9M $15.5M 22% Gross margin 0.5% 2.1% (1.6%) Cash use $35.2M $28.1M +7m Cash(2) $183.2M (1)

14©2022 ViewRay Technologies, Inc. All rights reserved. Path to cash flow breakeven 3. Effective operating expense and working capital management 2. Cost down measures: product and process driven 1. Accelerating system placements to drive leverage Benefits realized starting in ‘22 and accelerate into ‘23 & beyond

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